Exhibit 10.1

THIRD MODIFICATION AGREEMENT
This Third Modification Agreement ("Agreement") is made as of July 16, 2014, by and among KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent, lead arranger and book manager ("Agent") under the Loan Agreement described below, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender ("U.S. Bank National Association"), EAST-WEST BANK, a California banking corporation ("East-West Bank"), THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND ("Bank of Ireland"), BANK OF AMERICA, N.A., a national banking association ("Bank of America"), DEUTSCHE BANK AG NEW YORK BRANCH ("Deutsche Bank") and J.P. MORGAN CHASE BANK, N.A., a national banking association ("J.P. Morgan Bank”). As used in this Agreement, U.S. Bank National Association, East-West Bank, Bank of Ireland, Bank of America, Deutsche Bank and J.P. Morgan Bank, and any bank that becomes a party to the Loan Agreement in the future, shall collectively be referred to herein as "Lenders". As of the Effective Date (as defined below), Bank of America, Deutsche Bank and J.P. Morgan Bank shall each be a Lender.
Factual Background
A.    Under a Revolving Loan Agreement dated July 22, 2010 (as amended by the First Modification Agreement (as defined below), the Second Modification Agreement (as defined below) and the Consent Letters (as defined below), the "Loan Agreement"), Lenders agreed to make an unsecured revolving loan of up to $140,000,000 to Borrower (the "Loan"), subject to the terms and conditions specified therein. Borrower, Agent, U.S. Bank National Association and East-West Bank previously executed that certain Modification Agreement dated as of June 29, 2012 (the "First Modification Agreement"), pursuant to which the parties thereto agreed to modify the terms of the Loan to, among other things, extend the term of the Loan to June 30, 2015, modify the interest rate payable under the Loan, and make additional Loan proceeds available under the Loan, as more fully set forth therein. Borrower, Agent, U.S. Bank National Association, East-West Bank, and Bank of Ireland previously executed that certain Second Modification Agreement dated as of September 19, 2013 (the "Second Modification Agreement"), pursuant to which the parties thereto agreed to modify the terms of the Loan to, among other things, extend the term of the loan to October 1, 2016, modify certain financial covenants, and make additional loan proceeds available under the Loan, as more fully set forth therein. Borrower, Agent, U.S. Bank National Association, East-West Bank, and Bank of Ireland have previously executed various consent letters (collectively, the "Consent Letters"), pursuant to which the Lenders parties thereto consented to the issuance of Senior Notes on the terms and conditions set forth in the Consent Letters.
B.    Borrower's obligations under the Loan are evidenced by (i) a Promissory Note (Facility A) dated July 22, 2010 made payable to U.S. Bank National Association in the stated principal amount of Fifty-Six Million Two Hundred Fifty Thousand Dollars ($56,250,000), (ii) a Promissory Note (Facility B) dated July 22, 2010 made payable to U.S. Bank National Association in the stated principal amount of Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000), (iii) a Promissory Note (Facility A) dated July 22, 2010 made payable to East-West Bank in the stated principal amount of Thirty Million Dollars ($30,000,000), (iv) a Promissory Note

(Facility B) dated July 22, 2010 made payable to East-West Bank in the stated principal amount of Ten Million Dollars ($10,000,000), (v) a Promissory Note (Facility A) dated September 19, 2013 made payable to Bank of Ireland in the stated principal amount of Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000) (the "Bank of Ireland Promissory Note (Facility A)"), and (vi) a Promissory Note (Facility B) dated September 19, 2013 made payable to Bank of Ireland in the stated principal amount of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000), (collectively, as amended by the First Modification Agreement and the Second Modification Agreement, the "Existing Notes").
C.    As of July 11, 2014 (i) the principal balance outstanding under Facility A is $0, and $105,000,000 in Loan funds under Facility A are available for disbursement, and (ii) the principal balance outstanding under Facility B is $0, and $35,000,000 in Loan funds under Facility B are available for disbursement.
D.    In connection with the Loan, Kennedy-Wilson Holdings, Inc., a Delaware corporation ("Initial Guarantor"), executed in favor of Agent and Lenders that certain Repayment Guaranty dated as of July 22, 2010 (as amended by the First Modification Agreement, the "Initial Repayment Guaranty"). Pursuant to the Second Modification Agreement, certain Subsidiaries of Borrower (the "Additional Guarantors") executed that certain Repayment Guaranty dated as of April 21, 2014 in favor of Agent and Lenders, guarantying the repayment of the Loan (the "Additional Guaranty"), and together with the Initial Guaranty, collectively referred to herein as the "Guaranties"; and such Additional Guarantors, together with the Initial Guarantor, collectively referred to herein as the "Guarantors").
E.    Subject to the terms and conditions of this Agreement, Borrower, Agent and Lenders have agreed to modify the terms of the Loan to, among other things, make additional Loan proceeds available under the Loan (so that the total available principal amount of the Loan shall be [$300,000,000]), as more fully set forth herein. Additionally, pursuant to (i) that certain Assumption Agreement dated as of even date herewith executed by and among Borrower, Agent, Guarantors, Bank of Ireland, U.S. Bank National Association, East-West Bank and Bank of America (the "Bank of America Assumption Agreement"), (ii) that certain Assumption Agreement dated as of even date herewith executed by and among Borrower, Agent, Guarantors, Bank of Ireland, U.S. Bank National Association, East-West Bank and Deutsche Bank (the "Deutsche Bank Assumption Agreement"), and (iii) that certain Assumption Agreement dated as of even date herewith executed by and among Borrower, Agent, Guarantors, Bank of Ireland, U.S. Bank National Association, East-West Bank and J.P. Morgan Bank (the "J.P. Morgan Bank Assumption Agreement", and collectively with the Bank of America Assumption Agreement and the Deutsche Bank Assumption Agreement, the "Assumption Agreements"), Bank of America, Deutsche Bank and J.P. Morgan Bank shall be added as Lenders, and, from and after the Effective Date hereof, each of the Lenders' commitments for Facility A and Facility B, and their Commitment Percentages in each, shall be as set forth on Exhibit E attached hereto (as more fully described below).
F.    As used in this Agreement, the term "Loan Documents" means the Loan Agreement, the Notes (as defined below), the Initial Repayment Guaranty, the Additional Guaranty, the First Modification Agreement, the Second Modification Agreement, the Consent Letters, the Assumption

Agreements and the other "Loan Documents" described in the Loan Agreement, all as amended or modified hereby. This Agreement shall also constitute a Loan Document. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement, as modified by this Agreement.
Agreement
Therefore, Borrower, Agent and Lenders agree as follows:
1.Recitals. The recitals set forth above in the Factual Background are true, accurate and correct, and such recitals hereby are incorporated herein as an agreement of Borrower, Agent and Lenders.
2.    Reaffirmation of Obligations. Borrower reaffirms all of its Obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Existing Notes or any other Loan Document. Without limiting the foregoing, Borrower (a) reaffirms Agent's right, following the occurrence of any Event of Default, subject to the terms and conditions of Section 1.14 of the Loan Agreement, to apply any and all payments made by Borrower or otherwise received by Agent or Lenders with respect to the Loan to the obligations owing by Borrower under the Loan Documents in such order and manner deemed appropriate by Agent in its sole discretion (subject only, as between Agent and Lenders, to the provisions of Section 9.5(b) of the Loan Agreement, as amended hereby), and (b) expressly waives all of its rights under applicable law or otherwise to direct Agent as to such application or to designate the portion of the obligations to be satisfied.
3.    Increased Availability. The Loan Documents are hereby amended as follows:
(a)    On the Effective Date, pursuant to the Assumption Agreements, Bank of America, Deutsche Bank and J.P. Morgan Bank shall all be Lenders.
(b)    On the Effective Date, Lenders shall make available to or for the benefit of Borrower additional sums so that the total principal amount available to be borrowed by Borrower under the Loan Agreement and the Notes (as defined below) shall be $300,000,000, of which $225,000,000 shall constitute the new Facility A Committed Amount, and of which $75,000,000 shall constitute the new Facility B Committed Amount (such additional sums being referred to herein as the "Additional Advance"). As used herein and in the other Loan Documents going forward, the term "Loan" shall be deemed to include the Additional Advance. U.S. Bank National Association, East-West Bank, Bank of Ireland, Bank of America, Deutsche Bank and J.P. Morgan Bank agree that they shall each make available such portion of the Additional Advance to be made hereunder in an amount such that following the making of such Additional Advance, (i) U.S. Bank National Association shall have a commitment for Facility A of $56,250,000 and a commitment for Facility B of $18,750,000, and its Commitment Percentages shall be as set forth on Exhibit E to the Loan Agreement (as amended hereby), (ii) East-West Bank shall have a commitment for Facility A of $30,000,000 and a commitment for Facility B of $10,000,000, and its Commitment Percentages shall be as set forth on Exhibit E to the Loan Agreement (as amended hereby), (iii) Bank of Ireland shall have a commitment for Facility A of $26,250,000 and a commitment for Facility B of

$8,750,000, and its Commitment Percentages shall be as set forth on Exhibit E to the Loan Agreement (as amended hereby), (iv) Bank of America shall have a commitment for Facility A of $37,500,000 and a commitment for Facility B of $12,500,000, and its Commitment Percentages shall be as set forth on Exhibit E to the Loan Agreement (as amended hereby), (v) Deutsche Bank shall have a commitment for Facility A of $37,500,000 and a commitment for Facility B of $12,500,000, and its Commitment Percentages shall be as set forth on Exhibit E to the Loan Agreement (as amended hereby), and (vi) J.P. Morgan Bank shall have a commitment for Facility A of $37,500,000 and a commitment for Facility B of $12,500,000, and its Commitment Percentages shall be as set forth on Exhibit E to the Loan Agreement (as amended hereby). On the Effective Date, the Exhibit E attached to this Agreement shall be deemed substituted in place of the Exhibit E attached to the Loan Agreement.
(c)    To evidence Borrower's obligation to repay all amounts outstanding to Bank of America under Bank of America's commitment for Facility A, Borrower shall execute and deliver to Bank of America, on or prior to the Effective Date, that certain Promissory Note (Facility A) dated as of even date herewith made payable to Bank of America in the stated principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) (the "Bank of America Facility A Note"). To evidence Borrower's obligation to repay all amounts outstanding to Bank of America, under Bank of America's commitment for Facility B, Borrower shall execute and deliver to Bank of America, on or prior to the Effective Date, that certain Promissory Note (Facility B) dated as of even date herewith made payable to Bank of America in the stated principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Bank of America Facility B Note"). To evidence Borrower's obligation to repay all amounts outstanding to Deutsche Bank under Deutsche Bank's commitment for Facility A, Borrower shall execute and deliver to Deutsche Bank, on or prior to the Effective Date, that certain Promissory Note (Facility A) dated as of even date herewith made payable to Deutsche Bank in the stated principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) (the "Deutsche Bank Facility A Note"). To evidence Borrower's obligation to repay all amounts outstanding to Deutsche Bank under Deutsche Bank's commitment for Facility B, Borrower shall execute and deliver to Deutsche Bank, on or prior to the Effective Date, that certain Promissory Note (Facility B) dated as of even date herewith made payable to Deutsche Bank in the stated principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Deutsche Bank Facility B Note"). To evidence Borrower's obligation to repay all amounts outstanding to J.P. Morgan Bank under J.P. Morgan Bank's commitment for Facility A, Borrower shall execute and deliver to J.P. Morgan Bank, on or prior to the Effective Date, that certain Promissory Note (Facility A) dated as of even date herewith made payable to J.P. Morgan Bank in the stated principal amount of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) (the "J.P. Morgan Bank Facility A Note"). To evidence Borrower's obligation to repay all amounts outstanding to J.P. Morgan Bank under J.P. Morgan Bank's commitment for Facility B, Borrower shall execute and deliver to J.P. Morgan Bank, on or prior to the Effective Date, that certain Promissory Note (Facility B) dated as of even date herewith made payable to J.P. Morgan Bank in the stated principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "J.P. Morgan Bank Facility B Note"). Upon the Effective Date, any reference(s) to the "Note" or "Notes" in the Loan Agreement or any other Loan Document shall be deemed to include the Bank of America Facility A Note, Bank of America Facility B Note, the Deutsche Bank Facility A Note, Deutsche Bank Facility B Note, the J.P. Morgan Bank Facility

A Note and the J.P. Morgan Bank Facility B Note. The Existing Notes, the Bank of America Facility A Note, the Bank of America Facility B Note, the Deutsche Bank Facility A Note, the Deutsche Bank Facility B Note, the J.P. Morgan Bank Facility A Note and the J.P. Morgan Bank Facility B Note, shall collectively be referred to in this Agreement as the "Notes."
(d)    Each reference in the Loan Documents to "One Hundred Five Million Dollars" and "$105,000,000" is hereby deleted in its entirety and replaced with "Two Hundred Twenty-Five Million Dollars" and "$225,000,000", respectively. Each reference in the Loan Documents to "Thirty-Five Million Dollars" and "$35,000,000" is hereby deleted in its entirety and replaced with "Seventy-Five Million Dollars" and "$75,000,000", respectively. Each reference in the Loan Documents to "One Hundred Forty Million Dollars" and "$140,000,000" is hereby deleted in its entirety and replaced with "Three Hundred Million Dollars" and "$300,000,000", respectively. Each reference in the Bank of Ireland Promissory Note (Facility A) to "Eighteen Million Seven Hundred Fifty Thousand Dollars" and "$18,750,000" is hereby deleted in its entirety and replaced with "Twenty-Six Million Two Hundred Fifty Thousand Dollars" and "$26,250,000", respectively. Each reference in the Loan Documents to "Six Million Two Hundred Fifty Thousand Dollars" and "$6,250,000" is hereby deleted in its entirety and replaced with "Eight Million Seven Hundred Fifty Thousand Dollars" and "$8,750,000", respectively.
4.    Further Modifications to the Loan Agreement. The Loan Documents are hereby further amended as follows:
(a)    Conditions to Disbursement. Section 3.2(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"(b)    Immediately prior to and immediately following each disbursement, no default or Event of Default under this Agreement or under any of the other Loan Documents shall have occurred and be continuing, and no event shall have occurred which, upon the service of notice and/or the lapse of time, would constitute an Event of Default thereunder."
(b)    Representations and Warranties. Section 4.13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"4.13    Governmental Regulations.
Neither Borrower nor any Guarantor is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed."
(c)    Financial Covenants. Section 5.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"5.2    Financial Covenants.

Borrower shall ensure that the following financial covenants are maintained at all times:
(a)    Minimum Rent Adjusted Fixed Charge Coverage Ratio. The Borrower Parties, on a consolidated basis, shall maintain a Minimum Rent Adjusted Fixed Charge Coverage Ratio of not less than 1.50:1, measured on a four (4) quarter rolling average basis;
(b)    Minimum Liquidity. Borrower, together with Borrower's wholly-owned Subsidiaries, shall collectively maintain unrestricted cash and publically traded marketable securities in the aggregate amount of at least Forty Million Dollars ($40,000,000), tested quarterly;
(c)    Maximum Balance Sheet Leverage. The Borrower Parties, on a consolidated basis, shall maintain Maximum Balance Sheet Leverage not greater than 1.50:1, measured at the end of each calendar quarter; and
(d)    Minimum Net Worth. Borrower, together with Borrower's wholly-owned Subsidiaries, shall collectively maintain, as determined in accordance with GAAP, an Effective Tangible Net Worth equal to or greater than Five Hundred Million Dollars ($500,000,000), plus fifty percent (50%) of any equity issuances after March 31, 2014, measured at the end of each calendar quarter."
(d)    The following new Section 4.16 shall be added to the Loan Agreement immediately after the current Section 4.15:
"4.16    Sanctions and Anti-Corruption Compliance.
None of Borrower nor any Guarantor, nor any Affiliate or agent of Borrower or any Guarantor, has or shall (and Borrower has implemented and maintains in effect policies and procedures designed to ensure that none of such parties shall) (i) conduct any business or engage in any transaction or dealing with any Blocked Person or in any property in which a Blocked Person has an interest, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) engage in any transaction which would violate any Economic Sanctions Program.  For the purposes of this Section, (1) "Blocked Person" shall mean (i) a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list; (ii) a Person that is more than fifty percent (50%) owned or controlled by a Person named as a "specially designated national" by OFAC; or (iii) a Person named in the European Union's Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions as published by the European External Action Service on its official website, and (2) "Economic Sanctions Program" shall mean any economic sanctions program administered by

OFAC or the European Union, descriptions of which are available at OFAC's official website and the European External Action Service's Official Website."
(e)    The following new Section 5.17 shall be added to the Loan Agreement immediately after the current Section 5.16:
"5.17    Sanctions and Anti-Corruption Compliance.
Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, each Guarantor, and all Affiliates and agents of Borrower and each Guarantor with the restrictions described in Section 4.16 hereof."
(f)    Dividends Covenant. Section 6.18 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"6.18    Dividends. Borrower shall not declare or pay corporate dividends, or permit Kennedy-Wilson Holdings, Inc. to declare or pay corporate dividends, without the prior written consent of Lenders, except for (i) cash dividends on preferred stock of Kennedy-Wilson Holdings, Inc. in an amount less than of Ten Million Dollars ($10,000,000) per fiscal year or (ii) cash dividends on common stock of Kennedy-Wilson Holdings, Inc. in an amount not more than Fifty Cents ($0.50) per share per fiscal year, provided that any corporate dividends shall also satisfy all other applicable requirements of this Agreement."
(g)    The following new Section 6.25 shall be added to the Loan Agreement immediately after the current Section 6.24:
"6.25    Margin Regulations.
Use the proceeds of the Advances made hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose."
(h)    The following new Section 6.26 shall be added to the Loan Agreement immediately after the new Section 6.25 described above:
"6.26    Sanctions and Anti-Corruption; Use of Proceeds.
Borrower shall not request any Advances hereunder, or use the proceeds of the Advances made hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Economic Sanctions Program, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Blocked Person."

(i)    Rights and Remedies. Section 7.2(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"(c)    Lenders may terminate their obligation to make Advances under this Agreement, and Agent may declare the entire unpaid Principal Balance of the Loans and Advances made under this Agreement to be immediately due and payable, together with accrued and unpaid interest on such Advances, without notice to or demand on Borrower. Notwithstanding anything to the contrary in any of the Loan Documents, upon the occurrence of any Event of Default specified in Section 7.1(f) hereof, the entire unpaid Principal Balance of the Loans and Advances made under this Agreement shall be automatically and immediately due and payable, together with accrued and unpaid interest on such Advances, without notice to or demand on Borrower, and the Lenders' obligation to make Advances under this Agreement shall be automatically and immediately terminated."
(j)    The following new Section 9.4(b)(8) shall be added to the Loan Agreement immediately after the current Section 9.4(b)(7):
"(8)    Any amendment or modification to the definition of 'Majority Lenders' (as defined herein)."
(k)    Consents. Section 9.11 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
"9.11    Consents.
If the Agent requests in writing consent or approval from the Lenders (other than a request for the consent of Lenders pursuant to Section 9.4(b) hereof) and any Lender does not respond to such request within five (5) Business Days (or such other period as may be provided herein), such Lender shall be deemed to have given such consent or approval."
(l)    Definitions. The following definitions are hereby added to the "Definitions" section of the Loan Agreement in the appropriate alphabetical order:
"Third Modification Agreement: Means that certain Third Modification Agreement made as of July 16, 2014, by and among Borrower, Agent and the Lenders party thereto."
"Third Modification Agreement Effective Date: Means the "Effective Date" under and as defined in the Third Modification Agreement."
(m)    No Other Modifications. Except as expressly set forth in this Agreement, the Loan Documents shall be and remain unmodified and in full force and effect.

5.    General Release. As further inducement to Agent and Lenders to enter into this Agreement, Borrower and Guarantors hereby release Agent and Lenders as follows:
(a)    Borrower and Guarantors and their heirs, successors and assigns (collectively, the "Releasing Parties") do hereby release, acquit and forever discharge Agent and Lenders of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description, or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way, have, prior to the Effective Date, arisen out of, are connected with or related to the Loan Documents, this Agreement or any earlier and/or other agreement or document referred to therein (collectively, the "Released Claims").
(b)    The agreement of the Releasing Parties, as set forth in the preceding subparagraph (a) shall inure to the benefit of the successors, assigns, insurers, administrators, agents, employees, and representatives of Agent and Lenders.
(c)    The Releasing Parties have read the foregoing release, fully understand the legal consequences thereof and have obtained the advice of counsel with respect thereto. The Releasing Parties further warrant and represent that they are authorized to make the foregoing release.
(d)    Each Releasing Party acknowledges that the foregoing release shall extend to Released Claims which the Releasing Party does not know or suspect to exist in Releasing Party's favor at the time of executing this Agreement, regardless of whether such Released Claims, if known by such Releasing Party, would have materially affected such Releasing Party's decision to enter into this Agreement. Each Releasing Party acknowledges that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Each Releasing Party waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California and any similar provision of the statutory or non-statutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits. In connection with such waiver and relinquishment, each Releasing Party acknowledges that it is aware that it or its attorneys or agents may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Section 5 or the other parties hereto, but that each Releasing Party intends hereby fully, finally and forever to settle, waive and release all of the Released Claims, known or unknown, suspected or unsuspected, which now exist or may exist hereafter between Releasing Parties and Agent and Lenders in connection with the Loan, except as otherwise expressly provided in this Section 5. This foregoing release shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.

(e)    Each Releasing Party warrants and represents that it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Claims released hereby and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person or entity any such claim or any portion thereof.

(f)    This release is not to be construed and does not constitute an admission of liability on the part of Agent or Lenders. This release shall constitute an absolute bar to any Released Claim of any kind, whether such claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable. The Releasing Parties specifically agree that any attempt to assert a claim barred hereby shall subject each of them to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

/s/ KM /s/ MW	/s/ KM
Borrower's Initials	Guarantor's Initials

(By Kent Mouton, authorized to initial on behalf of each and every Guarantor)

[Remainder of Page Left Intentionally Blank]

6.    Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied in a manner acceptable to Agent in the exercise of Agent's sole judgment (except as waived or reserved by Agent in writing):
(a)    Agent shall have received fully executed originals of this Agreement and the Consent of Guarantors attached hereto, the Bank of America Facility A Note, the Bank of America Facility B Note, the Deutsche Bank Facility A Note, the Deutsche Bank Facility B Note, the J.P. Morgan Bank Facility A Note, the J.P. Morgan Bank Facility B Note, each of the Assumption Agreements, a Reference Agreement executed by Borrower, Guarantors, Agent and the Lenders, and any other documents which Agent may require or request in accordance with this Agreement or the other Loan Documents.
(b)    Guarantors shall have executed and delivered to Agent the attached Consent of Guarantors.
(c)    Borrower shall have paid to U.S. Bank National Association all fees set forth in that certain Fee Letter of even date herewith between Borrower and U.S. Bank National Association.
(d)    Agent and Lenders shall have received reimbursement, in immediately available funds, of all actual, out-of-pocket costs and expenses incurred by Agent and Lenders in connection with the Loan or this Agreement, including the legal fees, charges and expenses of Agent's counsel (determined on the basis of such counsel's generally applicable rates, which may be higher than the rates such counsel charges Agent in certain matters).
(e)    Agent shall have received all documents evidencing the formation, organization and valid existence of the Borrower and Guarantors (to the extent such documents have been amended or modified since they were previously delivered to Agent), and the authorization for the execution, delivery, and performance of the Agreement.
(f)    No change shall have occurred in the financial condition of Borrower, Initial Guarantor or the Borrower Parties as a whole, which would have, in Agent's sole judgment, a material adverse effect on the ability of Borrower, Initial Guarantor or Borrower Parties as a whole to repay the Loan or otherwise perform their obligations under the Loan Documents.
(g)    Agent shall have received from outside counsel for Borrower an opinion as to Borrower's power and authority to execute, deliver and perform this Agreement, respectively, in form and substance acceptable to Agent.
(h)    Borrower's representations and warranties set forth in Section 7 below are true and correct in all respects.
(i)    The Lenders shall have received from Borrower all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-

money laundering rules and regulations, including the USA Patriot Act (as defined in Section 5.17 of the Loan Agreement).
(j)    The conditions precedent shall have been satisfied prior to July 18, 2014 unless waived or reserved by Agent in writing.
7.    Borrower's Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:
(a)    Loan Documents. Except as previously disclosed to Agent in writing, all representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct in all material respects. Borrower is in compliance with all covenants, terms and conditions in effect and as required under the Loan Documents (as modified by this Agreement).
(b)    No Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
(c)    Borrowing Entity. Borrower is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business, and is in good standing, in the State of California. Except as previously disclosed in writing by Borrower to Agent, there have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the Closing Date. Borrower's execution and delivery of this Agreement and each Guarantor's execution and delivery of the Consent of Guarantors attached hereto, and the continued performance by Borrower and each Guarantor of its obligations under the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower, Guarantors and any other required parties. This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.
8.    Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as modified pursuant to this Agreement. For purposes of this Agreement, the "Effective Date" shall be the date that Agent notifies Borrower that all of the conditions precedent set forth in Section 7 hereof have been satisfied in a manner acceptable to Agent in the exercise of Agent's sole judgment, or waived or reserved by Agent in writing.
9.    No Prejudice; Reservation of Rights. Except as expressly set forth herein, this Agreement shall not prejudice any rights or remedies of Agent or Lenders under the Loan Documents. Agent and Lenders reserve, without limitation, all rights which it has against any endorser of the Notes.

10.    No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect.
11.    Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument in effect as of the Effective Date, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
12.    Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used here, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."
[Signatures on following page]

13.    No Reliance on Other Representations or Promises. This Agreement constitutes the entire agreement between the parties with respect to the terms hereof. This Agreement supersedes all previous negotiations, discussions and agreements between or among any of the parties, including, without limitation, any and all term sheets, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary the terms of this Agreement. By executing this Agreement, Borrower expressly acknowledges to Agent and Lenders that it did not rely on any promise, representation, assurance, agreement, statement or advice, oral or written, not expressly set forth in this Agreement in reaching its decision to enter into this Agreement and that no promises, representations, assurances, agreements, statements or advice, oral or written, have been made to Borrower which conflict with the written terms of this Agreement. Borrower acknowledges to Agent and Lenders that it (i) has read and understands the terms and conditions contained in this Agreement, and (ii) has relied only on its review and interpretation of (and advice of its counsel in respect of) this Agreement (and it has not relied on any promises, representations, assurances, agreements, statements or advice from Agent, any Lender, or any of Agent's or any Lender's officers, employees, agents, attorneys or other representatives). This Agreement may be amended only in a writing signed by the parties hereto.

Borrower's Initials:	/s/ KM /s/ MW

Borrower: KENNEDY-WILSON, INC., a Delaware corporation
By:	/s/ Kent Mouton
Name:	Kent Mouton
Title	Vice President

By:	/s/ Matthew Windisch
Name:	Matthew Windisch
Title	Vice President

Agent: U.S. BANK NATIONAL ASSOCIATION, as Agent
By:	/s/ Laura Lynton
Name:	Laura Lynton
Title:	Senior Vice President

Lender: U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Laura Lynton
Name:	Laura Lynton
Title:	Senior Vice President

Lenders: EAST-WEST BANK, as a Lender
By:	/s/ Flora Ling
Name:	Flora Ling
Title:	Senior Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender
By:	/s/ Padraig Rushe
Name:	Padraig Rushe
Title:	Director - CB

By:	/s/ Cora Phelan
Name:	Cora Phelan
Title:	Manager - CB

BANK OF AMERICA, N.A., as a Lender
By:	/s/ James P. Johnson
Name:	James P. Johnson
Title:	Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:	/s/ Joanna Soliman
Name:	Joanna Soliman
Title:	Vice President

By:	/s/ J.T. Johnston Coe
Name:	J.T. Johnston Coe
Title:	Managing Director

J. P. MORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Chiara Carter
Name:	Chiara Carter
Title:	Vice President

CONSENT OF GUARANTORS

The undersigned, having read and understood the foregoing Third Modification Agreement ("Agreement"), hereby (i) consent to all of the terms, conditions and provisions of the Agreement and the transactions contemplated by the Agreement, including, but not limited to, Sections 2 through 5, inclusive, thereof, (ii) agree that the Agreement does not terminate any of the obligations of the undersigned to Agent and Lenders under the Guaranties, (iii) reaffirm their obligations under the Guaranties in light of the Agreement (including, but not limited to, Sections 2 through 5, inclusive, thereof), (iv) acknowledge and agree that the total principal amount available to be borrowed by Borrower under the Loan Agreement and the Notes has been increased to $300,000,000, and acknowledge and agree that (A) all references to "$140,000,000" in the Guaranties are hereby changed to mean "$300,000,000", (B) all references to "$105,000,000" in the Guaranties are hereby changed to mean "$225,000,000", and (C) all references to "$35,000,000" in the Guaranties are hereby changed to mean "$75,000,000", (v) acknowledge and agree that Bank of America, Deutsche Bank and J.P. Morgan Bank have been added as Lenders under the Loan Documents, and (vi) agree that, by their execution of this Consent of Guarantors, each of the undersigned Guarantors shall be deemed to have joined in the provisions of Section 5 of the Modification Agreement as a Releasing Party, and hereby affirmatively join in and make each of the waivers and releases set forth in said Section 5 in favor of Agent and the Lenders, which Section 5 is incorporated into this Consent of Guarantors in its entirety by this reference. The undersigned, having reread the Guaranties and with advice of their own counsel, hereby reaffirm and restate all waivers, authorizations, agreements and understandings set forth in the Guaranties, as though set forth in full herein. Capitalized terms used in this consent but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.
Dated as of July 16, 2014.

[Remainder of Page Left Intentionally Blank]

"Guarantors" KENNEDY-WILSON HOLDINGS, INC., a Delaware corporation
By:	/s/ Kent Mouton
Name:	Kent Mouton
Title:	Vice President

By:	/s/ Matthew Windisch
Name:	Matthew Windisch
Title:	Vice President

Kennedy Wilson Property Services III GP, LLC,
KW BASGF II Manager, LLC,
KWF Investors I, LLC,
KWF Investors II, LLC,
KWF Investors III, LLC,
KWF Manager I, LLC,
KWF Manager II, LLC,
KWF Manager III, LLC,
KW - Richmond, LLC,
SG KW Venture I Manager LLC,
KW Loan Partners I LLC,
KW Summer House Manager, LLC,
KW Montclair, LLC,
KW Serenade Manager, LLC,
KW Redmond Manager, LLC,
KW Dillingham Aina LLC,
KWF Manager IV, LLC,
KWF Manager V, LLC,
Kennedy Wilson Property Equity IV, LLC,
KWF Investors IV, LLC,
KWF Investors V, LLC,
KW Armacost, LLC,
Santa Maria Land Partners Manager, LLC,
KW Captowers Partners, LLC,
KW Loan Partners VII, LLC,
KWF Investors VII, LLC,
KWF Manager VII, LLC,
KW Boise Plaza, LLC,
Kennedy Wilson Property Services IV GP, LLC,
KW/CV Third-Pacific Manager, LLC,
KW EU Loan Partners II, LLC,
KWF Investors VIII, LLC,
KWF Manager VIII, LLC,
KW 1200 Main LLC,
KW Harrington LLC,
KW 5200 Lankershim Manager, LLC,
KWF Manager X, LLC,
KWF Manager XI, LLC,
KWF Manager XII, LLC,
KW Real Estate Venture XIII, LLC,
KWF Manager XIII, LLC,
KWF Manager XV, LLC,

KW EU Loan Partners III, LLC,
KW EU Investors I, LLC,
KW Richfield Plaza, LLC,
KW Currier Square Shopping Center, LLC,
KW Creekview Shopping Center, LLC,
KW Securities, LLC,
Kennedy Wilson Property Special Equity III, LLC,
KW Ireland, LLC,
KW Four Points LLC,
KW Loan Partners VIII, LLC,
KW Residential Capital, LLC,
KW Fund IV–Kohanaiki, LLC,
Meyers Research, LLC,
KW Investment Adviser, LLC,
Dillingham Ranch Aina LLC,
each a Delaware limited liability company

By:	/s/ Kent Mouton
Kent Mouton Authorized Signatory

Kennedy-Wilson Properties, Ltd.,
Kennedy-Wilson Property Services, Inc.,
Kennedy-Wilson Property Services II, Inc.,
Kennedy-Wilson Property Equity, Inc.,
Kennedy-Wilson Property Equity II, Inc.,
Kennedy-Wilson Property Special Equity, Inc.,
Kennedy-Wilson Property Special Equity II, Inc.,
Kennedy Wilson Overseas Investments, Inc.,
Fairways 340 Corp.,
each a Delaware corporation

By:	/s/ Kent Mouton
Kent Mouton Authorized Signatory

K-W Properties,
K-W Santiago Inc.,
Kennedy Wilson Auction Group Inc.,
Kennedy-Wilson Capital,
Kennedy-Wilson International,
Kennedy-Wilson Tech Ltd.,
KW Builder Marketing Services, Inc.,
KWP Financial I,
each a California corporation

By:	/s/ Kent Mouton
Kent Mouton Authorized Signatory

KW Loan Partners II LLC, Kennedy Wilson Fund Management Group, LLC, each a California limited liability company
By:	/s/ Kent Mouton
Kent Mouton Authorized Signatory

Kennedy-Wilson Properties Ltd., an Illinois corporation
By:	/s/ Kent Mouton
Kent Mouton Authorized Signatory

Kennedy Wilson Property Services III, L.P., Kennedy Wilson Property Services IV, L.P., each a Delaware limited partnership
By:	/s/ Kent Mouton
Kent Mouton Authorized Signatory

EXHIBIT E
COMMITMENTS AND COMMITMENT PERCENTAGES
OF LENDERS

Bank	Facility A Commitment	Facility A Commitment Percentage
U.S. Bank National Association:	$56,250,000	25%
	Facility B Commitment	Facility B Commitment Percentage
	$18,750,000	25%

East-West Bank:	Facility A Commitment	Facility A Commitment Percentage
	$30,000,000	13.33333333%

	Facility B Commitment	Facility B Commitment Percentage
	$10,000,000	13.33333333%

Bank of Ireland:	Facility A Commitment	Facility A Commitment Percentage
	$26,250,000	11.66666667%

	Facility B Commitment	Facility B Commitment Percentage
	$8,750,000	11.66666667%

Bank of America:	Facility A Commitment	Facility A Commitment Percentage
	$37,500,000	16.66666667%

	Facility B Commitment	Facility B Commitment Percentage
	$12,500,000	16.66666667%

Deutsche Bank:	Facility A Commitment	Facility A Commitment Percentage
	$37,500,000	16.66666667%

	Facility B Commitment	Facility B Commitment Percentage
	$12,500,000	16.66666667%

J.P. Morgan Bank:	Facility A Commitment	Facility A Commitment Percentage
	$37,500,000	16.66666667%

	Facility B Commitment	Facility B Commitment Percentage
	$12,500,000	16.66666667%